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                                                                   EXHIBIT 10.31

               AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT

                This AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT, dated as of March 30, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement"), is made by NEXTERA ENTERPRISES, INC., a Delaware corporation (the "Grantor"), in favor of NEXTERA FUNDING, INC., a Delaware corporation (in its individual capacity, "Funding"), as agent (in such capacity, the "Agent") for the benefit of itself and Knowledge Universe, Inc., a Delaware corporation ("KU", together with Funding, the "Secured Parties", and individually, each a "Secured Party").

                                    RECITALS:

                WHEREAS, Funding entered into a Securities Purchase Agreement dated as of August 31, 1998 (as the same may be amended, supplemented or other-wise modified from time to time, the "Securities Purchase Agreement") with Nextera Enterprises, L.L.C. ("Nextera LLC").

                WHEREAS, Nextera LLC and Funding entered into the Security and Pledge Agreement, dated as of August 31, 1998 (the "Original Security and Pledge Agreement"), pursuant to which Nextera LLC pledged and granted to Funding a security interest in and lien on the Collateral (as defined therein).

                WHEREAS, in connection with the dissolution of Nextera LLC pursuant to the Share Exchange Agreement dated as of August 31, 1998 by and among Nextera LLC, the Grantor, the shareholders of SC2, Inc., the shareholders of Sibson & Company, Inc. and certain shareholders of Sibson Acquisition Co., the ownership interests in Nextera LLC were transferred to the Grantor on December 31, 1998.

                WHEREAS, the Grantor is the owner of the shares (the "Pledged Shares") of stock described in Part I of Schedule I hereto and issued by the corporations named therein and of the indebtedness (the "Pledged Debt") described in Part II of said Schedule I and issued by the obligors named therein.

                WHEREAS, in connection with the execution of the Consent and Amendment, dated as of December 31, 1998 (as the same may be amended, supple-mented or otherwise modified from time to time) among Nextera LLC, Funding, the Grantor and KU and the Assignment Agreement, dated as of December 31, 1998 (as


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the same may be amended, supplemented or otherwise modified from time to time)
by and between Funding and KU and in order to induce KU to purchase certain Notes pursuant to the Securities Purchase Agreement, the Grantor (formerly Nextera LLC) and Funding would like to amend and restate the Original Security and Pledge Agreement in its entirety.

                NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Original Security and Pledge Agreement is hereby amended and restated in its entirety as follows:

                SECTION 1. Definitions. As used herein, capitalized terms defined in the Securities Purchase Agreement and not otherwise defined herein are used herein as so defined. The following terms shall have the following meanings:

                "Account Debtor" shall mean the person who is obligated on a Receivable.

                "Accounts" shall mean "accounts" as such term is defined in
        Section 9-106 of the UCC.

                "Agent" shall mean Nextera Funding, Inc. in its capacity as agent for the benefit of the Secured Parties, or its successor.

                "Agreement" shall mean this Pledge and Security Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

                "Chattel Paper" shall mean "chattel paper" as such term is defined in Section 9-105(1)(b) of the UCC.

                "Collateral" shall have the meaning assigned to it in Section 2 hereof.

                "Collateral Records" shall mean books, records, computer software, computer printouts, customer lists, blueprints, technical specifications, manuals, and similar items which relate to any Collat-eral other than such items obtained under license or franchise agree-ments which prohibit assignment or disclosure of such items.

                "Contracts" shall mean all contracts to which the Grantor now is, or hereafter will be, bound, or a party, beneficiary or assignee, and


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        all other instruments, agreements and documents executed and delivered with respect to such contracts, and all revenues, rentals, Proceeds and other sums of money due and to become due from any of the foregoing, as the same may be modified, supplemented or amended from time to time in accordance with their terms.

                "Deposit Accounts" shall mean any deposit account, including without limitation, "deposit accounts" as such term is defined in
        Section 9-105(1)(e) of the UCC and any other deposit account, together with any funds, instruments or other items credited to any such account from time to time, and all interest thereon.

                "Documents" shall mean "documents" as such term is defined in
        Section 9-105(1)(f) of the UCC.

                "Equipment" shall mean "equipment" as such term is defined in
        Section 9-109(2) of the UCC, including, without limitation, machinery, manufacturing equipment, data processing equipment, computers, office equipment, furniture, appliances, tools, furnishings, fixtures, vehicles, motor vehicles, and any manuals, instructions, blueprints, computer software and similar items which relate to the above, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                "Fixtures" shall mean "fixtures" as such term is defined in Sec-tion 9-313 of the UCC.

                "Funding" shall mean Nextera Funding, Inc., a Delaware corporation, in its individual capacity, and its successors and assigns.

                "General Intangibles" shall mean "general intangibles" as such term is defined in Section 9-106 of the UCC, including, without limitation, all trademarks, trademark applications, trademark registra-tions, tradenames, fictitious business names, business names, company names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), including logos and/or designs, copyrights, patents, patent applications, goodwill of the Grantor's business symbolized by any of the foregoing, trade secrets, license rights, license agreements, permits, franchises, and any rights


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        to tax refunds to which the Grantor is now or hereafter may be entitled.

                "Hedging Agreements" shall mean interest rate or currency protection or hedging arrangements, including without limitation, caps, collars, floors, forwards and any other similar or dissimilar interest rate or currency exchange agreements or other interest rate or currency hedging arrangements.

                "Instruments" shall mean "instruments" as such term is defined in Section 9-105(1)(i) of the UCC.

                "Insurance Policies" shall mean insurance policies, including without limitation the insurance policies listed on Schedule II attached hereto.

                "Inventory" shall mean "inventory" as such term is defined in
        Section 9-109(4) of the UCC, including without limitation, all goods (whether such goods are in the possession of the Grantor or of a bailee or other Person for sale, lease, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, compo-nents, supplies, materials or consigned or returned or repossessed goods), including without limitation, all such goods whether raw, in process or finished, all materials usable in processing the same and all documents of title covering any inventory, including but not limited to work in process, materials used or consumed in Grantor's business, now owned or hereafter acquired or manufactured by the Grantor and held for sale in the ordinary course of its business; all present and future substitutions therefor, parts and accessories thereof and all additions thereto; and all proceeds thereof and products of such inventory in any form whatsoever.

                "KU" shall mean Knowledge Universe, Inc., a Delaware corporation, and its successors and assigns.

                "Money" shall mean "money" as such term is defined in Section 1-201(24) of the UCC.

                "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like property, if title thereto is governed by a certificate of title ownership.


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                "Person" shall mean and include any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

                "Pledged Debt" shall have the meaning specified in the second recital to this Agreement.

                "Pledged Shares" shall have the meaning specified in the second recital to this Agreement.

                "Proceeds" shall mean "proceeds" as such term is defined in
        Section 9-306(1) of the UCC.

                "Receivables" shall mean all rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of the Account Debtor, including without limitation, all such rights in which the Grantor has any right, title or interest by reason of the purchase thereof by the Grantor, and includ-ing without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible, note, contract, invoice, purchase order, draft, acceptance, intercompany account, security agreement, or other evidence of indebtedness or security, together with (a) any collateral assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such collateral, (b) all goods, the sale of which gave rise to any of the foregoing, including, without limitation, all rights in any returned or repossessed goods and unpaid seller's rights, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, and (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith.

                "Receivables Records" shall mean (a) all original copies of all documents, instruments or other writings evidencing the Receivables, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including without limitation all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of the Grantor or any computer bureau or agent from time to time acting for the Grantor or otherwise, (c) all evidences


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        of the filing of financing statements and the registration of other instruments in connection therewith and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including without limitation lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto, and (e) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

                "Secured Obligations" shall mean (a) all obligations, liabilities (including, without limitation, contingent obligations) and indebtedness of every nature of the Grantor, now existing or hereafter incurred, arising under or in connection with the Securities Purchase Agreement, any Note, any other Financing Document or this Agreement and
        (b) in the case of Funding only, all other obligations, liabilities of every kind, nature or description, direct or indirect, primary or secondary, joint or several, absolute or contingent of the Grantor to the Agent or any Secured Party whether due or to become due and whether now existing or hereafter incurred and whether similar or dissimilar to the obligations described in clause (a) hereof, and including without limitation all consumer or commercial transactions, all purchase money and nonpurchase money transactions, all overdrafts, all letters of credit, all lines of credit and all other extensions of credit, regardless of how they may be evidenced.

                "Secured Parties" shall mean, collectively, Funding and KU; and "Secured Party" shall mean, individually, each of Funding and KU.

                "Securities Purchase Agreement" shall have the meaning specified in the first recital to this Agreement.

        "Security Collateral" shall mean:

                (i) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                (ii) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;


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                (iii)   all additional shares of stock from time to time
        acquired by the Grantor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distrib-uted in respect of or in exchange for any or all of such shares; and

                (iv) all additional indebtedness from time to time owed to the Grantor and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in ex-change for any or all of such indebtedness.

                "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

                SECTION 2. Grant of Security Interests. As security for the prompt and complete payment and performance in full of all the Secured Obliga-tions, the Grantor hereby confirms and grants to the Agent for the benefit of the Secured Parties a security interest in and lien on all of the Grantor's right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (all of which being hereinafter collectively called the "Collateral"):

                (a)     all Accounts;

                (b)     all Chattel Paper;

                (c)     all Contracts;

                (d)     all Collateral Records;

                (e)     all Deposit Accounts;

                (f)     all Documents;

                (g)     all Equipment;

                (h)     all Fixtures;

                (i)     all General Intangibles;

                (j)     all Hedging Agreements;


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                (k)     all Instruments;

                (l)     all Insurance Policies;

                (m)     all Inventory;

                (n)     all Money;

                (o)     all Motor Vehicles;

                (p)     all Receivables;

                (q)     all Receivables Records;

                (r)     all other tangible and intangible personal property;

                (s)     all of the Security Collateral; and

                (t) all accessions and additions to any or all of the foregoing, all substitutions and replacements for any or all of the foregoing and all Proceeds or products of any or all of the foregoing.

                SECTION 3. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent for the benefit of the Secured Parties of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement and shall be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                SECTION 4. Delivery of Security Collateral. All certificates or instruments representing or evidencing the Security Collateral shall be delivered to and held by or on behalf of the Agent for the benefit of the Secured Parties pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. If any Event of Default shall have occurred and be continuing, the Agent shall have the right, at any time in its discretion and without


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notice to the Grantor, to transfer to or to register in the name of the Agent for the benefit of the Secured Parties or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 10(a). In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

                SECTION 5. Representations and Warranties. The Grantor repre-sents and warrants as follows:

                (a) All of the Equipment and Inventory are located at the places specified in Schedule III hereto. The chief place of business and chief executive office of the Grantor and the office where the Grantor keeps its records concerning the Receivables and the originals of all chattel paper that evidence Receivables, are located at its address specified in Section 19. The originals of all chattel paper that evidence Receivables have been delivered to the Agent for the benefit of the Secured Parties. Except for Receivables listed on Schedule IV attached hereto, none of the Receivables is evidenced by a promissory note or other instrument.

                (b) The Grantor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and except for Permitted Liens. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Agent for the benefit of the Secured Parties relating to this Agreement and except as set forth on Schedule 6.11 to the Securities Purchase Agreement. The Grantor has the trade names listed on Schedule V attached hereto.

                (c) The Grantor has exclusive possession and control of the Equipment and Inventory.

                (d) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default.

                (e) The Pledged Shares constitute the percentage of the issued and outstanding shares of stock of the respective issuers thereof indicated on Schedule I. The Pledged Debt is outstanding in the principal amount indicated on Schedule I.


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                (f)     This Agreement and the pledge of the Security Collateral
pursuant hereto create a valid and perfected security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

                (g) No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Grantor of the Security Collateral pursuant to this Agreement, for the grant by the Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantor, (ii) for the perfection or maintenance of the pledge and security interest created hereby or
(iii) for the exercise by the Agent for the benefit of the Secured Parties of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally).

                (h) The Inventory has been produced by the Grantor in compliance with all requirements of the Fair Labor Standards Act.

                (i) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

                (j) The Grantor has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropri-ate, made its own credit analysis and decision to enter into this Agreement.

                SECTION 6. Further Assurances. (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will: (i) as reasonably requested by the Agent, mark conspicuously each document included in the Inventory and each chattel paper included in the Receivables, each Contract and, at the request of the Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such document, chattel paper, Contract or Collateral is subject to the pledge and security interest granted hereby; (ii) if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Agent


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for the benefit of the Secured Parties hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer, all in form and substance satisfactory to the Agent; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the pledge and security interest granted or purported to be granted hereby.

                (b) The Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                (c) The Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

                SECTION 7. As to Equipment and Inventory.

                (a) The Grantor shall keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business or movement of other Equipment valued not greater than $300,000 in the ordinary course of business in connection with rendering services to Grantor's clients) at the places therefor specified in Section 5(a) or, upon 30 days' prior written notice to the Agent, at such other places in jurisdiction where all action required by Section 6 shall have been taken with respect to the Equipment and Inventory.

                (b) The Grantor shall cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end. The Grantor shall promptly furnish to the Agent a statement respecting any loss or damage to any of the Equipment in excess of $500,000.

                (c) The Grantor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment


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and Inventory.  In producing the Inventory, the Grantor shall comply with all requirements of the Fair Labor Standards Act.

                SECTION 8. Insurance. (a) The Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Agent from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Agent for the benefit of the Secured Parties and the Grantor as their respective interests may appear and each policy for property damage insurance shall provide for all losses (except for losses of less than $50,000 per occurrence) to be paid directly to the Agent for the benefit of the Secured Parties. Each such policy shall in addition (i) name the Grantor and the Agent for the benefit of the Secured Parties as insured parties thereunder (without any representation or warranty by or obligation upon the Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Agent for the benefit of the Secured Parties notwithstanding any action, inaction or breach of representation or warranty by the Grantor, (iii) provide that there shall be no recourse against the Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Agent by the insurer. The Grantor shall, if so requested by the Agent, deliver to the Agent original or duplicate policies of such insurance and, as often as the Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance.

                (b) Reimbursement under any liability insurance maintained by the Grantor pursuant to this Section 8 may be paid directly to the person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 8 is not applicable, the Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by the Grantor pursuant to this Section 8 shall be paid to the Grantor as reimbursement for the costs of such repairs or replacements.

                (c) Upon (i) the occurrence and during the continuance of any Event of Default, or (ii) the actual or constructive total loss (in excess of $50,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by the Agent for the benefit of the Secured Parties as specified in Section 15(b).

                SECTION 9. Place of Perfection; Records; Collection of Receivables. (a) The Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables, and the originals of


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all chattel paper that evidenced Receivables, at the location therefor specified in Section 5(a) or, upon 30 days' prior written notice to the Agent, at any other locations in a jurisdiction where all actions required by Section 6 shall have been taken with respect to the Receivables. The Grantor will hold and preserve such records and chattel paper and will permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

                (b) Except as otherwise provided in this subsection (b), the Grantor shall continue to collect, at its own expense, all amounts due or to become due the Grantor under the Receivables. In connection with such collections, the Grantor may take and, at the Agent's direction, shall take such action as the Grantor or the Agent may deem reasonably necessary or advisable to enforce collection of the Receivables; provided, however, that, upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right at any time, upon written notice to the Grantor of its intention to do so, to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Agent for the benefit of the Secured Parties and, upon such notification and at the expense of the Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from the Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Grantor in respect of the Receivables shall be received in trust for the Agent for the benefit of the Secured Parties hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent for the benefit of the Secured Parties in the same form as so received (with any necessary indorsement) to be held as cash collateral and either (A) released to the Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided by Section 15(b), and (ii) the Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                SECTION 10. Voting Rights; Dividends; Etc. (a) So long as no Event of Default or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing:

                        (i) The Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Security Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Securities Purchase Agreement; provided, however, that the Grantor shall not exer-


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        cise or refrain from exercising any such right if, in the Agent's judgment, such action would have a material adverse effect on the value of the Security Collateral or any part thereof, and, provided, further, that the Grantor shall give the Agent at least five days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

                        (ii) The Grantor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Security Collateral, provided, however, that any and all

                                (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

                                (B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                                (C)     cash paid, payable or otherwise
                distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral,

        shall be, and shall be forthwith delivered to the Agent to hold as, Security Collateral and shall, if received by the Grantor, be received in trust for the Agent for the benefit of the Secured Parties, be segregated from the other property or funds of the Grantor, and be forthwith delivered to the Agent as Security Collateral in the same form as so received (with any necessary indorsement or assignment).

                        (iii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

                (b) Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default:

                        (i) All rights of the Grantor (x) to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 10(a)(i) shall, upon notice to the Grantor by the Agent, cease and (y) to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 10(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Agent for the benefit of the Secured Parties who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends and interest payments.

                        (ii) All dividends and interest payments which are received by the Grantor contrary to the provisions of paragraph (i) of this Section 10(b) shall be received in trust for the Agent for the benefit of the Secured Parties, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent as Security Collateral in the same form as so received (with any necessary in-dorsement).

                SECTION 11. Transfers and Other Liens; Additional Shares.

                (a) The Grantor shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except Inventory in the ordinary course of business and Equipment that is obsolete or no longer used in the Grantor's business, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement and except for Permitted Liens.

                (b) The Grantor agrees that it will (i) cause each issuer of the Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Grantor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares.

                SECTION 12. Agent Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Agent the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Agent's discretion, upon the occurrence and during the continuance of any Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                (a) to obtain and adjust insurance required to be paid to the Agent for the benefit of the Secured Parties pursuant to Section 8,

                (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral,

                (c) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection therewith, and

                (d) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent for the benefit of the Secured Parties with respect to any of the Collateral.

                SECTION 13. Agent May Perform. If the Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor under Section l7(b).

                SECTION 14. The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, neither the Agent nor any Secured Party shall have any duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Security Collateral, whether or not the Agent or any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Agent and each Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is ac-corded treatment substantially equal to that which the Agent and each Secured Party, as applicable, accord its own property.

                SECTION 15. Remedies. If any Event of Default shall have occurred and be continuing:

                (a) The Agent for the benefit of the Secured Parties may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "Code") (whether or not the Code applies to the affected Collateral), and also may (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to Agent for the benefit of the Secured Parties at a place to be designated by the Agent which is reasonably convenient to both parties and
(ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                (b) Any cash held by the Agent as Collateral and all cash proceeds received by Agent for the benefit of the Secured Parties in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to Agent for the benefit of the Secured Parties pursuant to Section 17) in whole or in part by the Agent for the benefit of the Secured Parties, all or any part of the Secured Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

                (c) The Agent for the benefit of the Secured Parties may exercise any and all rights and remedies of the Grantor in connection with the Collateral.

                (d) All payments received by the Grantor in connection with the Collateral shall be received in trust for the Agent for the benefit of the Secured

Parties, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent for the benefit of the Secured Parties in the same form as so received (with any necessary indorsement).

                SECTION 16. Registration Rights. If the Agent shall determine to exercise its right to sell all or any of the Security Collateral pursuant to
Section 15, the Grantor agrees that, upon request of the Agent, the Grantor will, at its own expense:

                (a) execute and deliver, and cause each issuer of the Security Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such Security Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                (b) use its best efforts to qualify the Security Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Security Collateral, as requested by the Agent;

                (c) cause each such issuer to make available to its security holders, as soon as practicable, an earning statement which will satisfy the provisions of Section 11(a) of the Securities Act; and

                (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Security Collateral or any part thereof valid and binding and in compliance with applicable law. The Grantor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Agent or any Secured Party by reason of the failure by the Grantor to perform any of the covenants contained in this Section and, consequently, agrees that, if the Grantor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Agent for the benefit of the Secured Parties shall demand compliance with this Section.

                SECTION 17. Indemnity and Expenses. (a) The Grantor agrees to indemnify the Agent and the Secured Parties from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's or the Secured Parties' gross negligence or willful misconduct.

                (b) The Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent for the benefit of the Secured Parties hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

                SECTION 18. Amendments; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                SECTION 19. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Grantor, at its address at One Cranberry Hill, Lexington, MA 02421, Attention: Michael Muldowney, and if to the Agent, at the address specified for Funding in the Securities Purchase Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

                SECTION 20. Continuing Security Interest; Assignments under Securities Purchase Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of (x) the payment in full of the principal of and all accrued interests on the Notes and all fees in connection therewith and (y) the expiration or termination of the Commitments, (ii) be binding upon the Grantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Agent for the benefit of the Secured Parties, and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), each of Funding and KU may assign or otherwise transfer all or any portion of its rights and obligations under the Securities Purchase Agreement (including, without limitation, all or any portion of its Commitment, amounts owing to it and any Note held by it) to any other person or entity, and such other person or entity shall thereupon assume and become vested, to the extent set forth in the agreement evidencing such assignment or transfer, with all the benefits and obligations in respect thereof assumed by or granted to Funding or KU, as the case may be, herein or otherwise. Upon the later of (i) the payment in full of the principal of and all accrued interests on the Notes and all fees in connection therewith and (ii) the expiration or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

                SECTION 21. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Securities Purchase Agreement, terms used in
Article 9 of the Code are used herein as therein defined.

                IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       NEXTERA ENTERPRISES, INC.


                                       By  /s/ MICHAEL MULDOWNEY
                                         ------------------------
                                         Name: Michael Muldowney
                                         Title: CFO